Exhibit 10.4
RESTRICTED STOCK UNIT AGREEMENT

(Executive Form)
RESTRICTED STOCK UNIT AGREEMENT, dated as of ___________, 2013 (this “Agreement”), by and between ViSalus, Inc., a Nevada corporation (the “Company”), and ____________ (the “Participant”).
R E C I T A L S:
WHEREAS, the Company desires to grant to the Participant Restricted Stock Units (each a “Unit”) pursuant to its 2012 Omnibus Incentive Plan (the “Plan”), each Unit representing the right to receive one (1) share of Common Stock of the Company (one “Share”) pursuant to the terms and subject to the conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

Section 1.
Grant of Units. The Company hereby grants to the Participant, pursuant to the Plan and on the terms and conditions set forth herein, the number of Units as set forth on Schedule A. As a condition to the receipt of the Units, the Participant must execute the Investment Representation Statement attached hereto as Exhibit A.

Section 2.Vesting; Term of Units.
(a)The Units shall vest as set forth in Schedule A.
(b)In the event that the Participant's Continuous Service terminates for any reason whatsoever (whether by the Company or the Participant and including, without limitation, without Cause or by reason of Cause, death, Disability or retirement), all unvested Units will terminate immediately following the close of business on the last day of the Participant's Continuous Service, and the Participant will have no interest in the Shares represented by such unvested Units. Any Units that are scheduled to vest (as set forth in Schedule A) upon a cessation of Continuous Service shall be vested immediately prior to the close of business on the date of such cessation of Continuous Service and the Shares represented by the Units shall be distributed in accordance with Section 5.
Section 3.Individual Account. The Units shall be credited to a separate account established and maintained by the Company for the Participant on the first business day following the date of grant of the Units (the “Account”). The Units will be deemed to be invested in Shares only. The Account shall be maintained on the Company's books solely for recordkeeping purposes, and shall not represent any actual segregation or investment of assets or Shares. All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.
Section 4.Dividend Equivalent Payments. With respect to any Units that have been deferred as set forth in Section 5, during the period starting on the date that the underlying Units vest and ending on the day prior to the Designated Distribution Date (as defined in Section 5(b)), the Participant shall receive a cash amount equal to the amount of any dividends that would have been payable to the Participant in respect of the Shares represented by the Units had the Participant held such Shares rather than Units; provided, that the record date with respect to such dividends occurs on or after the date that the underlying Units vest and before the Designated Distribution Date. Any such cash payments shall be distributed to the Participant within thirty (30) days following the date on which the related dividends are paid to the Company's stockholders.

Section 5.Distribution of Shares Represented by the Units.
(a)Unless the Participant made the election referred to in subsection (b), the Shares represented by Units will be distributed to the Participant on the date such Units vest (the “Default Distribution Date”) and, at the discretion of the Committee, either one or more certificates representing those Shares in the Participant's name or evidence of book entry registration of such Shares in the Participant's name will be delivered to the Participant as soon as practicable thereafter.
(b)If the Participant elects to defer the distribution of all of a portion of the Shares represented by the Units pursuant to a deferral election in the form provided by the Company (a “Deferral Election”), subject to Section 6 hereof, the Shares represented by the Units shall be deferred until the date elected by the Participant (the “Designated Distribution Date”). For clarification, the Participant is hereby given the choice to defer his or her receipt of any vested Units until the date of his or her cessation of Continuous Service (provided that such cessation of Continuous Service constitutes a “separation from service” within the meaning of Section 409A of the Code), or if the Participant so elects, upon a Change in Control occurring before his or her cessation of Continuous Service, to the extent such deferral is permitted under Section 409A of the Code.
(c)Notwithstanding the foregoing subsections (a) or (b), in the event that, (1) on the date of the Participant's cessation of Continuous Service, the Participant is considered a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, (2) the Units are considered nonqualified deferred compensation subject to Section 409A of the Code, as determined by the Company in its sole discretion, and (3) but for this subsection (c), the Participant would receive a distribution of the Shares on account of his or her cessation of Continuous Service, then the Shares shall not be distributed to the Participant until the date that is six months plus one day from the date of the Participant's “separation from service” within the meaning of Section 409A of the Code (or the date of the Participant's death, if earlier).
(d)If any distribution of Shares represented by the Units consists of a fractional Share, then in lieu of distributing a fractional Share, the Company shall distribute cash to the Participant equal in value to the Fair Market Value of the fractional Share on the Distribution Date. For purposes of this Agreement, “Distribution Date” means either the Default Distribution Date or the Designated Distribution Date, as the context shall so require.
(e)Prior to the consummation of an Initial Public Offering, the Participant shall have the rights and obligations set forth in Exhibit B hereto with respect to the Shares received by the Participant.
Section 6.Withholding Taxes.
(a)Unless the Participant makes other arrangements that are satisfactory to the Company to cover the Company's withholding obligations, at any time that taxes are required to be withheld in connection with a distribution of Shares on a Distribution Date, the Company shall withhold Shares that would otherwise be distributed to the Participant (rounded down to the nearest whole share) up to an amount that is equal, based on the Fair Market Value of the Shares on the Distribution Date, to the minimum amount of the Federal, state, local, and foreign income and/or employment taxes required, in the Company's sole judgment, to be collected or withheld with respect to such distribution. With respect to any required withholding that is not satisfied through withholding Shares as set forth above (i.e., an amount represented by a fractional Share), the Company shall require the Participant to remit a cash payment to the Company, deduct such amount from the Participant's payroll, or shall satisfy such withholding obligation by any other means permitted under the Plan.
(b)At any time that taxes are required to be withheld with respect to the Units prior to the Distribution Date (e.g., employment taxes payable in connection with the vesting of Units that are payable on a Designated Distribution Date), the Company shall deduct such taxes from the Participant's payroll unless the Participant has made another arrangement with the Company to remit a cash payment to satisfy the Company's withholding obligations. In the event that the Company is not able to satisfy its withholding obligations through a payroll deduction or a cash payment as set forth above, the Company shall convert Units into Shares (rounded down to the nearest whole share) up to an amount that is equal, based on the Fair

Market Value of the Shares on the date of such taxable event, to the minimum amount of employment taxes required, in the Company's sole judgment, to be collected or withheld with respect to the Units, provided, that such conversion shall be consistent with Treasury Regulation §1.409A-3(j)(4)(vi) and/or any subsequent guidance issued under Section 409A of the Code. Such converted Shares shall be withheld by the Company and an appropriate adjustment shall be made to the Units in the Account. Following any such adjustment, the term “Units” shall mean the number of Units in the Account after accounting for any adjustment made pursuant to this subsection (b).
Section 7.Transferability. Units may not be sold, transferred, pledged, assigned or otherwise encumbered except by the laws of descent and distribution or as otherwise expressly approved by the Committee in advance; provided, that in the event of the death of the Participant prior to the Distribution Date, the beneficiary(ies) designated by the Participant on a form delivered to the Company shall succeed to all rights and obligations of the Participant under this Agreement.
Section 8.Rights in Shares Before Delivery. No person shall have any privileges of a stockholder of the Company with respect to any Units, unless and until Shares are distributed pursuant to Section 5.
Section 9.No Right to Employment. Nothing contained herein shall be construed to confer on the Participant any right to continue as an employee of the Company or any of its Affiliates, or to derogate from any right of the Company to, as applicable, retire, request the resignation of or discharge the Participant, or to lay off or require a leave of absence of the Participant, with or without pay, at any time, with or without Cause.
Section 10.Qualifications to Distribution. Anything in this Agreement to the contrary notwithstanding, in no event may Shares represented by Units be distributed if the Company shall, at any time and in its sole discretion, determine that (a) the listing, registration or qualification of any Share otherwise deliverable, upon any securities exchange or under any state or federal law, or (b) the consent or approval of any regulatory body, is necessary or desirable in connection with such distribution. In such event, such distribution shall be held in abeyance and shall not be effective unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
Section 11.Exceptions to Terms in Plan. For purposes of this Agreement, the following shall apply to this Award, notwithstanding the terms of the Plan to the contrary:
1.Any adjustment made to this Award by the Committee pursuant to Section 3.1 of the Plan shall require Participant's consent; provided, however, that the Participant's consent shall not be required for any adjustment pursuant to Section 11.1 of the Plan.
2.The parenthetical in the second sentence of Section 12.1 of the Plan, which currently states “but shall not be required to” shall be replaced with “and at the request of the Participant shall.”
Section 12.Entire Agreement. This Agreement, Schedule A, Exhibit A and Exhibit B (if applicable), and the Plan contain the entire agreement between the parties hereto with respect to the matters contemplated herein and supersede all prior agreements or understandings among the parties related to such matters.
Section 13.Binding Effect. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon the Participant and his or her assigns, heirs, executors, administrators and legal representatives.
Section 14.Amendment or Modification; Waiver. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed on behalf of the Company (as authorized by the Committee) and the Participant. The Company shall have no liability whatsoever for or in respect of any decision to take action to attempt to so comply with Section 409A of the Code, any omission to take such action or for the failure of any such action taken by the Company to so comply.
Section 15.Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, without giving effect to the principles of conflicts of law thereof.
Section 16.Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meaning ascribed to them in the Plan.

Section 17.Captions. The use of captions in the Plan and in this Agreement is for convenience. The captions are not intended to provide substantive rights.
Section 18.The Plan. The Participant acknowledges having received a copy of the Plan. The Units herein granted are subject to all of the terms and provisions of the Plan, all of which are hereby incorporated herein by reference. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of this Agreement shall govern.
Section 19.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
Section 20.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
VISALUS, INC.
By:     _________________________
Title:     _________________________

PARTICIPANT
_______________________________

{01602019; 3; 0512-41 }    2
{01602019; 3; 0512-41 }
SCHEDULE A

Name of Participant:	__________________
Date of grant:	__________________
Vesting Measurement Date
Number of Units:	_______
Vesting terms:

VISALUS, INC.
By:    ____________________________________
Title:     ___________________________________

Exhibit A
INVESTMENT REPRESENTATION STATEMENT
PARTICIPANT:
COMPANY:         ViSalus, Inc.
SECURITY:         Class A Common Stock
AMOUNT:
GRANT DATE:
In connection with the purchase or receipt of any of the above-listed Securities prior to an Initial Public Offering, the undersigned Participant represents to the Company the following:
The Participant is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Participant is acquiring these Securities for investment for the Participant's own account only and not with a view to, or for resale in connection with, a “distribution” thereof within the meaning of the Securities Act.
The Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant's investment intent as expressed herein. In this connection, the Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Participant's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. The Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Participant further acknowledges and understands that the Company is under no obligation to register the Securities. The Participant understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and other legends required under the applicable state or federal securities laws.
The Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Participant, the exercise will be exempt from registration under the Securities Act.
In the event that the Company does not become subject to the requirements of Section 13 or 15(d) of the Exchange Act, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate only, the satisfaction of the following conditions: (1) the resale being made through a broker in an unsolicited “broker's transaction,” in transactions directly with a market maker (as said term is defined under the Exchange Act) or in “riskless principal transactions” (as said term is defined in the Note to Rule 144(f)(1)); (2) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e); (3) the availability of certain public information about the Company; and (4) the timely filing of a Form 144, if applicable.
In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then ninety (90) days thereafter (or such longer period as any market stand-off agreement may require), Securities exempt under Rule 701 may be resold by non-affiliates in reliance on Rule 144, without compliance with any of the conditions set forth in Rule 144, and Securities exempt under Rule 701 may be resold by affiliates in reliance on Rule 144, subject to the satisfaction of the conditions set forth in the clauses (1) through (4) immediately above and without compliance with any specified holding period requirement.
The Participant further understands that in the event all of the applicable requirements of Rule 701 or Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A under the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that a person proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Participant understands that no assurances can be given that any such other registration exemption will be available in such event.
Signature of Participant:

Date:    ,

Exhibit B
Addendum Regarding Additional Rights and Obligations Prior to Consummation of an Initial Public Offering
This Exhibit B forms part of the Stock Option Agreement or Restricted Stock Unit Agreement (the “Agreement”) to which it is attached. Capitalized terms used in this Exhibit B without definition have the meanings specified in the Agreement or the Plan. Certain capitalized terms used in this Exhibit B are defined in Section 6.
1.Restrictions on Transfers. Other than pursuant to: (a) a Permitted Transfer, (b) transfers in accordance with this Exhibit B, or (c) transfers pursuant to Section 11.2 of the Plan, no Participant may, prior to the closing of an Initial Public Offering, Transfer any Plan Shares and no Person may acquire any Plan Shares from the Participant, or any legal or beneficial interest therein, without the consent of the Board. Any Transfer of Plan Shares made in violation of the terms of this Exhibit B, the Plan or the Agreement shall be void ab initio and shall have no force or effect.

2.Drag-Along Rights. For so long as shares of the Series A Redeemable Convertible Preferred Stock or the Series B Redeemable Convertible Preferred Stock (collectively, the “Preferred Stock”) of the Company remain outstanding and are held by any Participant, in the event that the “Drag-Along Triggering Parties” (as defined in Section 7(a) of the Certificate of Designation of the Preferred Stock of the Company (as may be amended, restated or modified from time to time, the “Certificate”)) determine to pursue a “Drag-Along Transaction” (as defined in Section 7(c) of the Certificate), then the provisions of Section 7(a)(i)-7(a)(ii) and 7(b) of the Certificate, which are incorporated herein by reference, shall automatically apply, mutatis mutandis, to the Plan Shares as if they were “Preferred Stock” as such term is used in Section 7 of the Certificate, each holder of Plan Shares and the Company (which is referred to in the Certificate as the “Corporation”). At such time as there are no shares of Preferred Stock outstanding and held by any Participant, subsections (a) through (d) of this Section 2 shall apply to the Plan Shares. A Participant who is covered by the Drag-Along provisions set forth in Section 7 of the Certificate (the “Drag-Along”) shall not have to enter into any new employment agreement or any new non-competition, non-solicitation or other restrictive covenant agreement (or, if applicable, enter into amended versions of such agreements) as a condition to the Drag-Along set forth in the Certificate.
(a)General. In the event that Blyth VSH Acquisition Corporation (or other affiliate of Blyth, Inc. (“Blyth”) that holds ViSalus stock or any successor thereto, collectively, “VSH”) (the “Drag-Along Triggering Party”) determines, in its sole discretion, to pursue a Change in Control prior to the closing of an Initial Public Offering (a “Drag-Along Transaction”):
(i)The Participant, solely in his or her capacity as the holder of Plan Shares, shall, subject to the conditions set forth in Section 2(c) below, consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Drag-Along Transaction; and
(ii)if the Drag-Along Transaction is structured as a sale of Company Stock, the Participant will agree to sell the same percentage of the Participant's Plan Shares as the Drag-Along Triggering Party and on the same terms and conditions applicable to the Drag-Along Triggering Party (except as set forth in Section 2(d) below).
(b)Undertakings. The Company and the Participant, solely in his or her capacity as the holder of Plan Shares, will take all reasonably necessary actions to consummate such Drag-Along Transaction, including, without limitation, the execution of all agreements and other instruments and such other actions as are reasonably necessary to consummate, and to effectuate the allocation and distribution of the aggregate consideration upon, such Drag-Along Transaction.
(c)Participant Obligations. The obligations of the Participant with respect to a Drag-Along Transaction are subject to the satisfaction of the conditions that, upon the consummation of such Drag-Along Transaction, the holders of Common Stock will receive the same form and amount of consideration per share of Common Stock as each other holder of shares of Common Stock (except in respect of such holder's employment with the Company, any equity roll-over and other matters personal to such holder).
(d)Regulation D. If the Drag-Along Transaction is a transaction for which Regulation D may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Participant shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated under Regulation D) reasonably acceptable to VSH. If the Participant appoints a purchaser representative designated by VSH, the Company shall pay the fees of such purchaser representative, but if the Participant declines to appoint the purchaser representative designated by VSH, the Participant shall appoint another purchaser representative, and the Participant shall be responsible for the fees of the purchaser representative so appointed. For purposes of this Section 2(d), “Regulation D” means Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act, or any successor rules and regulations thereto, as the same may be amended or supplemented from time to time.

(e)The Participant shall not have to enter into any new employment agreement or any new non-competition, non-solicitation or other restrictive covenant agreement (or, if applicable, enter into amended versions of such agreements) as a condition to the Drag-Along set forth in this Section 2.
3.Co-Sale Rights.
(f)Except in the case of a Drag-Along Transaction, if VSH proposes to accept a bona fide offer from any Person(s), other than a Permitted Transferee, to purchase at least twenty percent (20%) of VSH's shares of Company Stock (a “Purchase Offer”), the Participant shall have the right to participate in VSH's sale of shares of Company Stock, which shall be exercisable by delivery of written notice (the “Co-Sale Election Notice”) to VSH within fifteen (15) calendar days after receipt by the Participant of notice (the “Seller's Notice”) to the Participant stating (i) VSH's bona fide intention to sell such shares of Company Stock, (ii) the number of shares of Company Stock to be purchased pursuant to the Purchase Offer (the “Sale Shares”), and (iii) the price and terms and conditions of such Purchase Offer, including, without limitation, the number of shares of Company Stock proposed to be sold or transferred, the nature of such sale or transfer, and the consideration to be paid pursuant to the specified terms and conditions of the Purchase Offer. The Co-Sale Election Notice shall set forth the maximum number of Plan Shares the Participant desires to sell (subject to the limitations set forth in Section 3(b) below) and such written election shall constitute an irrevocable commitment to sell such Plan Shares contingent only upon the closing of the proposed sale on the terms communicated in the Seller's Notice. To the extent one or more other Participants exercises such right of participation in accordance with the terms and conditions set in an agreement issued to such other Participant(s) under the Plan, the number of Plan Shares which the Participant may sell shall be correspondingly reduced (unless the purchaser is willing to purchase additional shares of Company Stock).
(g)The Participant may elect to sell all or any part of that number of Plan Shares held by the Participant equal to the product obtained by multiplying (i) the aggregate number of Sale Shares by (ii) a fraction, the numerator of which is the number of Plan Shares (on a Fully Diluted Basis) owned by the Participant and the denominator of which is the total number of issued and outstanding shares of Company Stock (on a Fully Diluted Basis), in each case, as of the date of the Seller's Notice.
(h)The Participant, to the extent he or she is electing to sell Plan Shares pursuant to this Section 3, shall Transfer such Plan Shares pursuant to the terms and conditions specified in the Seller's Notice, and VSH shall promptly thereafter remit to the Participant that portion of the sale proceeds to which such the Participant is entitled by reason of his or her participation in such sale. To the extent that any prospective purchaser(s) prohibits the assignment by VSH to the Participant of a right to participate in the proposed sale or otherwise refuses to purchase Plan Shares from the Participant (to the extent the Participant has exercised his or her rights of co-sale hereunder), VSH shall not sell to such prospective purchaser or purchasers any Sale Shares unless and until, simultaneously with such sale, VSH purchases such Plan Shares from the Participant for the same consideration and on the same terms and conditions as the proposed transfer described in the Seller's Notice. Notwithstanding the foregoing, if the prospective purchaser(s) is unwilling or unable to acquire all of the Plan Shares that are identified in the Co-Sale Election Notices that have been timely given, VSH may then elect either to (A) cancel the proposed sale of Sale Shares or (B) allocate to the Participant the Participant's pro rata portion (based upon the aggregate purchase price of the Plan Shares set forth in the Co-Sale Election Notice issued by the Participant and similar co-sale election notices issued by other Participants) of the aggregate number of Sale Shares the prospective purchaser(s) is willing to purchase.
(i)The Participant shall not have to enter into any new employment agreement or any new non-competition, non-solicitation or other restrictive covenant agreement (or, if applicable, enter into amended versions of such agreements) as a condition to the Co-Sale set forth in this Section 3.
(j)The Participant's rights set forth in this Section 3 shall terminate immediately prior to the closing of an Initial Public Offering.
4.Certain Put Rights of the Participant.

(k)Put Notice. During the Put Period of each calendar year, commencing with the calendar year that begins on January 1, 2014, the Participant may provide the Company with written notice (the “Put Notice”) of the Participant's election to sell some or all of the Participant's then-outstanding Plan Shares at the Put Price for such Plan Shares in accordance with this Section 4. The Plan Shares set forth in the Put Notice are referred to as the “Put Shares;” provided, however, that (i) the Put Shares shall not include any Call Shares set forth in a Call Notice previously delivered to the Participant and (ii) any Put Shares that are not purchased by the Company by reason of the applicability of clauses (i), (ii) or (iii) of Section 4(b) shall cease being Put Shares at the time that the relevant Put Notice is automatically cancelled pursuant to Section 4(c).
(l)Company Obligation. Notwithstanding anything to the contrary in Section 4(c), the Company shall be obligated to purchase the Put Shares at the Put Closing unless (i) any such purchase would violate, or be prohibited by the terms of any then existing bona fide credit agreement, indenture, or instrument evidencing indebtedness for borrowed money or the guarantee thereof, of or binding upon Blyth or the Company that has been negotiated and maintained in good faith with an independent third party; (ii) the Board determines, in good faith and in the reasonable exercise of its discretion, that such purchase would materially adversely affect the Company; or (iii) an Initial Public Offering has occurred prior to the Put Closing. The Company shall notify the Participant in writing (a “Put Rejection Notice”) promptly upon the making of a determination that it is not obligated to purchase some or all of the Put Shares pursuant to this Section 4(b).
(m)Put Price; Subsequent Put Notices. Subject to Section 4(b), the Company shall pay the Put Price for any Put Shares to the Participant in one cash lump sum on the date of the Put Closing; provided, however, that, in the event that, by reason of the applicability of clauses (i), (ii) or (iii) of Section 4(b), the Company does not purchase some or all of the Plan Shares at the Put Closing, then, anything to the contrary herein notwithstanding, the Participant's Put Notice shall be automatically cancelled insofar as it related to such not-purchased Plan Shares, but the Participant shall be entitled to provide a new Put Notice to the Company with respect to such not-purchased Plan Shares every 90 days after the Participant's receipt of a Put Rejection Notice until all of such not-purchased Plan Shares shall have been purchased pursuant hereto.
(n)Representations; Covenant. In connection with, and as a condition to, the Put Closing, the Participant will provide the Repurchase Representations and the Repurchase Covenant.
(o)Effect of Put Closing. From and after the Put Closing, all rights of the Participant as a holder of the Plan Shares that were purchased at such Put Closing shall cease with respect to the Put Shares.
(p)Termination. This Section 4 shall terminate upon the first to occur of the closing of an Initial Public Offering or a Change in Control.
5.Certain Call Rights of the Company.
(q)Call Notice. During the Call Period, the Company (or its designee) may provide the Participant with written notice (the “Call Notice”) of the Company's (or its designee's) election to purchase some or all of the Participant's then-outstanding Plan Shares at the Call Price in accordance with this Section 5. The Plan Shares set forth in the Call Notice, are referred to as the “Call Shares;” provided, however, that the Call Shares shall not include (i) any Put Shares set forth in a Put Notice previously delivered to the Company that has not been automatically cancelled pursuant to Section 4(c) and (ii) any Call Shares that are not purchased by the Company by reason of the cancellation of a Call Notice pursuant to Section 5(c).
(r)Participant Obligation. The Participant shall be obligated to sell or transfer (as applicable) the Call Shares at the Call Closing, unless an Initial Public Offering has occurred prior to the Call Closing.
(s)Call Price. The Call Price for any Call Shares shall be payable to the Participant in one cash lump sum on the date of the Call Closing; provided, however, that the Call Notice may be cancelled by the Company with respect to some or all of the Call Shares at any time up to and including the Call Closing.
(t)Representations; Covenant. The Participant shall provide the Repurchase Representations and the Repurchase Covenant in connection with the Call Closing.
(u)Effect of Call Closing. From and after the Call Closing, all rights of the Participant with respect to the Plan Shares that were purchased by the Company (or its designee) at the Call Closing shall cease.
(v)Termination. This Section 5 shall terminate upon the first to occur of the closing of an Initial Public Offering or a Change in Control.
6.Definitions.
(w)“Affiliate” shall mean, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise. Anything to the contrary herein notwithstanding, for purposes hereof, Ropart Asset Management Fund, LLC shall not be deemed to be an “Affiliate” of VSH or any of VSH's Affiliates.
(x)“Call Closing” means the purchase and sale of the Call Shares made at the offices of Company, or at such other place as is mutually agreed upon by the Company and the Participant, on a date that is as soon as reasonably practicable following the Participant's receipt of the Call Notice, but, not later than 120 days following the date of the Call Notice. The effective date of any Call Closing shall be the date on which the Company remits the Call Price to the Participant (or his or her legal representative, beneficiary or estate). Any dispute about the payment amount due with respect to any Call Shares or any breach of the Agreement or this Exhibit B by the Participant shall not affect or change the effective date of any Call Closing under Section 5.
(y)“Call Period” means the 185 calendar day period following the later of (i) the date of such Participant's termination of Continuous Service (whether such termination is voluntary or involuntary, with Cause or without Cause, and without regard to the reason therefor, if any) and (ii) the date such Participant acquires the Plan Shares (if such date follows a Termination of Service, such as through the exercise of an Option).
(z)“Call Price” means, with respect to each Plan Share, its Fair Market Value on the date of the Participant's termination of Continuous Service.
(aa)“Fair Market Value” has the meaning set forth in the Plan.
(ab)“Family Group” shall mean, with respect to any natural Person, (i) such Person, (ii) the spouse and issue of such Person (whether natural or adopted), (iii) the parents of such Person (whether natural or adopted), (iv) the siblings of such Person (whether natural or adopted), (v) the descendants of such Person (whether natural or adopted), (vi) the nieces and nephews of such Person, and (A) any one or more trusts solely for the benefit of any one or more of the Persons described in clause (i) through clause (v) above or (B) any one or more other entities (including limited liability partnerships, limited liability companies, limited partnerships or other entities) all of whose beneficial owners are Persons described in clauses (i) through (v) above.
(ac)“Fully Diluted Basis” shall mean, as of any particular date, the number of issued and outstanding shares of Common Stock, calculated on a pro forma basis, assuming the conversion and exchange of all vested securities convertible into or exchangeable for shares of Common Stock as of such date (excluding any deferred RSUs to the extent that payment of such RSUs as of the closing of the transaction that is the subject of Section 4 or Section 5 (as applicable) would reasonably be likely to result in the imposition of interest and additional taxes pursuant to Section 409A(a)(1)(B) of the Code), and the exercise of all vested options, warrants and other rights to purchase shares of Common Stock or such convertible or exchangeable securities (all on an as exercised and as converted basis) as of such date.

(ad)“Permitted Transfer” shall mean any Transfer by a Participant or a member of the Participant's Family Group of:
(iii)Company Stock to the Company or its designee pursuant to an agreement approved by the Board;
(iv)all or any of his, her or its shares of Company Stock to a member of such stockholder's Family Group; and
(v)in the case of a stockholder that is not an individual, and only in the case of a liquidation or dissolution, shares of Company Stock to a partner, member, stockholder, advisory board member, Affiliate or trust or liquidating trust for the benefit of any of the foregoing;
provided, in each case (i) - (iii), that such transferee(s) agrees in writing to be bound by this Agreement by executing an agreement in form and substance satisfactory to the Company (each such transferee described in clauses (i) through (iii), a “Permitted Transferee”). Notwithstanding anything to the contrary in this Exhibit B or any failure to execute an agreement as contemplated hereby, Permitted Transferees shall take any shares of Company Stock so Transferred subject to all provisions of this Exhibit B, the Plan and the Agreement as if such shares of Company Stock still were held by the transferor, whether or not they so agree with the transferor and/or the Company.
(ae)“Person” shall mean any natural person, corporation, limited liability company, partnership, trust or other entity.
(af)“Plan Shares” means, collectively, all (i) outstanding shares of Common Stock issued to the Participant under the Plan and (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, each individual share of Common Stock referred to in clause (i) above, or equity security referred to in clause (ii) above being referred to as a Plan Share.
(ag)“Put Closing” means the purchase and sale of the Put Shares made at the offices of Company, or at such other place as is mutually agreed upon by the Company and the Participant, on a date that is as soon as reasonably practicable following the Company's receipt of the Put Notice, but, subject to Section 4(b) above, not later than 120 days following the date of the Put Notice. The effective date of any Put Closing shall be the date on which the Company remits the Put Price to the Participant (or his or her legal representative, beneficiary or estate). Any dispute about the payment amount due with respect to any Put Shares shall not affect or change the effective date of any Put Closing under Section 4.
(ah)“Put Period” means, with respect to any calendar year, the period commencing on October 1 and ending on November 30 of such year.
(ai)“Put Price” means, with respect to each Plan Share, its Fair Market Value immediately preceding the applicable Put Period.
(aj)“Repurchase Covenant” means the following covenant which the Participant (or his or her legal representative, beneficiary or estate) will provide to the Company in connection with a Put Closing or a Call Closing (as applicable): the Participant will take all steps necessary to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary to facilitate consummation of such purchase(s) in a timely manner at the Company's expense.
(ak)“Repurchase Representations” means representations and warranties which the Participant will provide to the Company in connection with a Put Closing or a Call Closing regarding (i) the Participant's power, authority and legal capacity to enter into such sale and to transfer valid right, title and interest in the Put Shares or Call Shares (as applicable), (ii) the Participant's ownership of the Put Shares or Call Shares (as applicable) and the absence of any liens, pledges, and other encumbrances on the Put Shares or Call Shares (as applicable), and (i) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which the Participant or the assets of the Participant are bound as the result of such sale, all in form and substance reasonably satisfactory to the Company and its counsel.

(al)“Transfer” means the sale, transfer, pledge, hypothecation, gift, assignment or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any interest in any share of Common Stock. A change in beneficial ownership or beneficiaries of a trust or other entity described in the definition of “Family Group” which causes Persons who are not Family Group members of the type described in clauses (i)-(iii) of such definition to become beneficial owners or beneficiaries thereof shall be deemed a Transfer hereunder.